UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Golub Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor, New York, New York	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 30, 2023, Golub Capital BDC CLO III LLC (the “2018 Issuer”), a wholly owned subsidiary of Golub Capital BDC, Inc. (the “Company”), entered into a supplemental indenture (the “First Supplemental Indenture”) to amend the $602.4 million term debt securitization initially completed on November 16, 2018 (as amended, the “2018 Debt Securitization”). The First Supplemental Indenture is effective as of June 30, 2023.

The First Supplemental Indenture amends the 2018 Debt Securitization to, among other things, replace LIBOR as an interest rate benchmark for the notes issued in the 2018 Debt Securitization (the “2018 Notes”), and to make certain associated changes. In connection with the First Supplemental Indenture, the AAA Class A 2018 Notes, the AA Class B 2018 Notes, the A Class C-1 2018 Notes, the A Class C-2 2018 Notes and the BBB- Class D 2018 Notes, will bear interest at a benchmark interest rate based on three-month term SOFR plus 0.26161%, effective as of the start of the first interest accrual period commencing after June 30, 2023. The Subordinated 2018 Notes will continue to not bear interest.

In addition, on June 30, 2023, GCIC CLO II LLC (the “GCIC 2018 Issuer”), a wholly owned subsidiary of the Company, entered into a second supplemental indenture (the “Second Supplemental Indenture”) to amend the $908.2 million term debt securitization initially completed on December 13, 2018 and acquired by the Company as part of its acquisition of Golub Capital Investment Corporation as of September 16, 2019 (as amended, the “GCIC 2018 Debt Securitization”). The Second Supplemental Indenture is effective as of June 30, 2023.

The Second Supplemental Indenture amends the GCIC 2018 Debt Securitization to, among other things, replace LIBOR as an interest rate benchmark for the notes issued in the GCIC 2018 Debt Securitization (the “GCIC 2018 Notes”), and to make certain associated changes. In connection with the Second Supplemental Indenture, the AAA Class A-1 GCIC 2018 Notes, the AA Class B-1 GCIC 2018 Notes, the AA Class B-2 GCIC 2018 Notes, the A Class C GCIC 2018 Notes and the BBB- Class D GCIC 2018 Notes, will bear interest at a benchmark interest rate based on three-month term SOFR plus 0.26161%, effective as of the start of the first interest accrual period commencing after June 30, 2023. The AAA Class A-2-R GCIC 2018 Notes will continue to bear interest at 2.498% and the Subordinated GCIC 2018 Notes will continue to not bear interest.

The foregoing description is only a summary of the material provisions of the First Supplemental Indenture and the Second Supplemental Indenture and is qualified in its entirety by reference to a copy of the First Supplemental Indenture and the Second Supplemental Indenture, which are filed as Exhibits 10.1 and Exhibits 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1*	First Supplemental Indenture, dated as of June 30, 2023, by and between Golub Capital BDC CLO III LLC, as Issuer, and U.S. Bank Trust Company, National Association, as Trustee, and consented to by GC Advisors LLC, as Collateral Manager.
10.2*	Second Supplemental Indenture, dated as of June 30, 2023, by and between GCIC CLO II LLC, as Issuer, and The Bank of New York Mellon Trust Company, National Association, as Trustee, and consented to by GC Advisors LLC, as Collateral Manager and The Bank of New York Mellon Trust Company, National Association, as Collateral Administrator.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: June 30, 2023	By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer